Rule 424(b)(3)
                                                  File No. 33-48128
Pricing Supplement:  9

(To Prospectus dated May 25, 1994, and            Dated:  31-March-99
Prospectus Supplement dated June 15, 1995)


              E. I. du Pont de Nemours and Company

                   Medium-Term Notes, Series G
            Due Nine Months or More From Date of Issue
                           (Fixed Rate)

DSE-CUSIP:               26353LHP9

Principal Amount:        $200,000,000

Interest Payment Date:   4/3/00

Issue Price:             100.00

Original Issue Date:     4/1/99

Maturity Date:           4/3/00

Interest Rate:           5.079%

Form:                    (X)  Book-Entry
                         ( )  Certificated
---------------------------------------------------------------
Redemption:
   (X)    The Notes cannot be redeemed prior to Maturity Date.

   ( )    The Notes may be redeemed prior to Maturity Date.
             Initial Redemption Date:
             Initial Redemption Price:
             Annual Redemption Price Reduction:

Repayment:
   (X)    The Notes cannot be repaid prior to Maturity Date.

   ( )    The Notes may be repaid prior to Maturity Date.
             Initial Repayment Date:
             Initial Repayment Price
             Annual Repayment Price Reduction:

Discount Note
   ( ) Yes     (X) No
   Total Amount of OID:
   Yield to Maturity:
   Initial Accrual Period OID:

Agent:  Credit Suisse First Boston